Exhibit 99.1

CONFIDENTIAL

Entrust, Inc.
One Hanover Park, Suite 201
Addison, TX 75001

November 24, 2008

Empire Capital Partners, L.P.

One Gorham Island

Westport, CT 06880

Re:	Letter Agreement

Ladies and Gentlemen:

This letter agreement confirms the understanding and agreement between Entrust, Inc., a Maryland corporation (the “Company”), on the one hand, and Empire Capital Partners, L.P. (together with affiliated funds under common management with Empire Capital Partners, L.P. who now or in the future beneficially own shares of the Company’s common stock referred to herein as the “Empire Parties”), on the other hand, following the discussions among the Company and the Empire Parties regarding the Company’s business. In consideration of these discussions, the parties hereby agree as follows:

1. Deadline for Including Stockholder Proposals in the Company’s 2009 Annual Meeting Proxy Statement.

(a) Notwithstanding the November 24, 2008 deadline (the “Rule 14a-8 Deadline”) that would otherwise apply under Rule 14a-8 promulgated under the Exchange Act of 1934, as amended (“Rule 14a-8”) for the submission of stockholder proposals for inclusion in the Company’s proxy statement (the “2009 Proxy Statement”) for its 2009 annual meeting of stockholders (the “2009 Annual Meeting”), the Company hereby agrees that the Rule 14a-8 Deadline will be deemed to be the earlier to occur of (i) the date that is fourteen (14) days immediately prior to the date on which the Company initially files the 2009 Proxy Statement with the Securities and Exchange Commission (the “SEC”) and (ii) the date that is 60 days prior to the date of the 2009 Annual Meeting (provided that if less than 70 days’ notice or prior public disclosure of the date of the 2009 Annual Meeting is given to stockholders, the date referred to in this subsection (ii) will be 10 days following the date on which such notice was mailed or public disclosure was made). In addition, the Company will (x) provide the Empire Parties with written notice of the filing date for the 2009 Proxy Statement with the SEC thirty (30) days prior to such date and (y) will not file the 2009 Proxy Statement with the SEC before the filing date set forth in such notice.

(b) Subject to the terms of this letter agreement, the Company and the Empire Parties hereby agree and acknowledge that the Empire Parties may submit stockholder proposals for inclusion in the 2009 Proxy Statement for the 2009 Annual Meeting after the Rule 14a-8 Deadline but prior to the date set forth in Section 1(a) above. Notwithstanding anything to the contrary set forth herein, the Rule 14a-8 Deadline is being effectively delayed pursuant to the terms of Section 1(a) hereof solely for the Empire Parties and solely with respect to stockholder proposals submitted by the Empire Parties that are otherwise permissible under Rule 14a-8 and not excludable by the Company under Rule 14a-8.

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(c) Except as specifically set forth herein, nothing in this letter agreement shall be deemed in any way to operate as a waiver or limitation of any of the Company’s rights under Rule 14a-8 or other applicable law.

2. Chairman of the Board. Mr. F. William Conner will submit to the Board of Directors for consideration at the next scheduled meeting of the Board of Directors (currently scheduled for Tuesday, November 25, 2008) his resignation of as Chairman of the Board of Directors and the nomination of Michael McGrath for election as the new Chairman of the Board of the Directors. Mr. Conner will support the election at such meeting of Michael McGrath for election as the new Chairman of the Board of Directors.

3. Observer Rights.

(a) As long as the Empire Parties in the aggregate beneficially own at least 10% of the Company’s outstanding common stock, the Company shall invite a representative of the Empire Parties to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided however, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if (i) access to such information or attendance at such meeting would be reasonably expected to adversely affect the attorney-client privilege between the Company and its counsel; (ii) access to such information or attendance at such meeting would be reasonably expected to result in a conflict of interest between the Empire Parties or their representative and the Company or its counsel; (iii) such representative is a direct competitor of the Company; or (iv) necessary to fulfill the Company’s obligations with respect to confidential or proprietary information of third parties.

(b) The Empire Parties agree, and any representative of the Empire Parties will agree, to hold in confidence and trust all information provided to it or learned by it in connection with its observer rights under Section 3(a) this letter, except to the extent otherwise required by law and any other regulatory process to which the Empire Parties are subject. The Empire Parties further agree that they will not (i) disclose to any third party (other than employees and advisors who are bound by similar confidentiality restrictions) or (ii) use either (A) in connection with the purchase or sale of any security if such use would violate United States securities laws applicable to insider trading, or (B) in connection with the preparation of any analyst reports or published research if such use would require public disclosure by the Company under Regulation FD of the United States securities laws, any information they gain pursuant to this letter agreement. Notwithstanding the foregoing, the following information shall not be subject to the restrictions of this letter agreement: (i) information which was publicly known and generally available prior to the time of disclosure to the Empire Parties by the Company; (ii) information which becomes publicly known and generally available after disclosure to the Empire Parties by the Company through no action or inaction of the Empire Parties; (iii) information which is in the possession of the Empire Parties, without confidentiality restrictions, at the time of disclosure by the Company; or (iv) information which comes into the possession of the Empire Parties, without confidentiality restrictions, from a third party that does not, to the Empire Parties’ knowledge, owe a duty of confidentiality to the Company with respect to the information.

4. Securities Laws. The Empire Parties are aware, and will advise their representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

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5. Public Disclosure. Each of the parties hereto agrees that he or it shall not issue a press release or otherwise make any public statement or disclosure regarding the matters set forth in this letter agreement without the prior consent of the other party hereto; provided, however, that notwithstanding the foregoing, (i) the Company may issue a press release and file a Current Report on Form 8-K to announce and report this letter agreement and the subject matter hereof, provided that the Company affords a designated representative of the Empire Parties an opportunity to review and provide comments on any such press release or Current Report prior to the issuance or filing thereof, and considers in good faith any comments of the Empire Parties thereto, and (ii) the Empire Parties may issue a press release and file an amendment to the Empire Parties’ most recent filing on Schedule 13D in respect of the Company’s common stock to report this letter agreement and the subject matter hereof (and any related matters), provided that the Empire Parties afford the Company an opportunity to review and provide comments on any such press release or amendment prior to the issuance or filing thereof, and considers in good faith any comments of the Company thereto.

6. Entire Agreement. This letter agreement contains the entire agreement between and among the parties concerning the subject matter of this letter agreement and supersedes all prior agreements and understandings with respect to such subject matter.

7. Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to conflict of law principles.

8. Assignment. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assignees. This letter agreement may not be assigned by the Company without the written consent or other written approval of the Empire Parties. This letter agreement may not be assigned by the Empire Parties (or any of them) without the prior written consent of the Company.

9. Amendment. Except as expressly provided herein, neither this letter agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10. Termination.

(a) This letter agreement shall automatically terminate and be of no further force or effect, without any action on the part of any of the parties hereto, upon the earlier to occur of (i) the date on which the Empire Parties cease to beneficially own at least 10% of the Company’s outstanding common stock and (ii) consummation of a change of control of the Company, which shall be defined to mean (x) any transaction or series of related transactions pursuant to which the stockholders of the Company prior to such transaction or series of transactions hold less than a majority of the voting power of the Company or any successor in interest thereto or less than a majority in interest of all or substantially all of the assets of the Company, and (y) any transaction or series of related transactions pursuant to which the members of the Board prior to such transaction or series of transactions constitute less than a majority of the members of the Board or the board of directors of any successor in interest thereto; provided, however, that the Empire Parties may at any time terminate all rights and obligations under Section 3(a) hereof (but not the remainder of this letter agreement) by sending written notice thereof to the Company.

(b) Notwithstanding anything to the contrary set forth herein, in the event the rights and obligations under Section 3(a) hereof are terminated by the Empire Parties, or if this letter agreement otherwise terminates pursuant to its terms, the confidentiality and use restrictions set forth in Section 3(b)

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of this letter agreement (i) will continue to apply to any information learned by the Empire Parties and their representative pursuant to the observer rights set forth in Section 3(a) prior to such termination and (ii) will not apply to any information learned by the Empire Parties and their representative after such termination.

11. Facsimile; Counterparts. This letter agreement may be executed by facsimile and in two or more counterparts, each of which may be executed by fewer than all of the parties hereto, each of which shall be fully enforceable against each of the other parties hereto actually executing such counterparts, and all of which together shall constitute one and the same instrument, enforceable against all of the parties hereto.

12. Severability. In the event that any term or provision of this letter agreement shall become, or is declared by a court of competent jurisdiction to be, illegal, unenforceable or void, this letter agreement shall continue in full force and effect without said term or provision as close as possible to the intent of the parties hereto.

13. Headings. The article and section headings set forth in this letter agreement are included for convenience of reference only and shall not affect the meaning or interpretation of this letter agreement or any provision hereof.

14. Authority. Each of the Company and the Empire Parties hereby represents and warrants to the other parties that:

(a) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate, partnership or limited liability company action, as the case may be and in the case of the Company, that the Board has authorized and approved this letter agreement; and

(b) this letter agreement has been duly and validly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

[Remainder of Page Intentionally Left Blank]

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If the foregoing is acceptable, kindly sign and return a duplicate copy of this letter agreement to the undersigned.

Very truly yours,

ENTRUST, INC.

By:	/s/ F. William Conner
Name: F. William Conner
Title: Chairman, President and Chief Executive Officer

Agreed to by:

EMPIRE CAPITAL PARTNERS, L.P.

By:	/s/ Peter J. Richards

Name:	Peter J. Richards

Title:	Member of Empire G.P., L.L.C., general
partner of Empire Capital Partners, L.P.

/s/ F. William Conner
F. William Conner, individually (for purposes of Section 2 hereof)

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